Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Amendment 1 to Registration Statement on Form S-1 of our report dated August 27, 2018, relating to the financial statements of Hawkeye Systems, Inc., as of June 30, 2018 and to all references to our firm included in this Registration Statement.

/S BF Borgers CPA PC

Certified Public Accountants

Lakewood, Colorado

September 28, 2018